UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2010	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Appointment of Certain Officers

On January 27, 2011 Parks! America, Inc. (the “Company”) announced the following actions concerning the Company’s executive officers, effective immediately: Dale Van Voorhis was appointed Chief Executive Officer of the Company; James R. Meikle was appointed Chief Operating Officer of the Company and Jeff Lococo was appointed Secretary of the Company.

The information regarding Messrs. Van Voorhis, Meikle and Lococo required under Item 401 (b), (d), and (e) of Regulation S-K (“Regulation S-K”) promulgated under the Securities Act of 1933, as amended is included under “Directors, Executive Officers and Corporate Governance” on pages 20 and 21 of the Company’s Annual Report on Form 10-K for the year ended December 27, 2009 (the “2009 10-K”) and is herein incorporated by reference.

The information regarding Messrs. Van Voorhis, Meikle and Lococo required under Item 404(a) of Regulation S-K is included under “Certain Relationships and Related Transactions, and Director Independence” on page 25 of the 2009 10-K and is herein incorporated by reference.

Messrs. Van Voorhis and Meikle’s respective employment agreements with the Company are more fully described under “Executive Compensation” on page 23 of the 2009 10-K. All of the Company’s executive officers are entitled to participate in the Company’s Stock Option Plan, more fully described on page 24 of the 2009 10-K. Such information regarding compensation arrangements is herein incorporated by reference.

Item 9.01

Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2011

PARKS! AMERICA, INC.

By:

/s/ Dale Van Voorhis

Name:

Dale Van Voorhis

Chief Executive Officer

Chairman of the Board of Directors

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